Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts—

S&P Competitive Advantage Portfolio, 2003 Series C:

We consent to the use of our report dated September 24, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

September 24, 2003